UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of October 16, 2006, we entered into an Employment Agreement with Ronnda L. Bartel, Ph.D. She joins Aastrom as our Vice President Research & Development.

The Employment Agreement provides for an "at will" employment relationship with an annual salary of $230,000 (subject to annual review and adjustment), customary benefits (such as vacation and health insurance), reimbursement of temporary living expenses for up to three months, reimbursement of relocation expenses (subject to the obligation of Dr. Bartel to repay the relocation expense reimbursement in the event of her voluntary termination of her employment, or termination of her employment by Aastrom for cause, within 18 months of the commencement of employment). The Employment Agreement also provides for six months severance pay if Dr. Bartel’s employment is terminated by Aastrom without cause or if she terminates her employment for good reason within 12 months after a change in control.

Item 1.02 Termination of a Material Definitive Agreement.

Aastrom concluded the employment agreement with Dr. Janet Hock, who had been serving as Vice President Global Research and Chief Scientific Officer, effective October 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

October 19, 2006	By:	/s/ Gerald D. Brennan, Jr.

Name: Gerald D. Brennan, Jr.
Title: Vice President, Administrative & Financial Operations and Chief Financial Officer